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                                                                    Exhibit 23.1

                       Consent Of Independent Accountants


        We consent to the inclusion in this Registration Statement on Form S-1 of our report, which will be issued upon the effectiveness of the stock split as described in Note 10 to the financial statements, dated February 8, 1999 except as to the information in Note 10, for which the date is April 15, 1999, on our audits of the financial statements of Worldgate Communications, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 15,1999